Sonus Networks Receives Expected Q1 2007 Nasdaq Staff Letter Noting Delayed Form
                                  10-Q Filing

      WESTFORD, Mass., May 17 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today announced that it received, as expected, a NASDAQ Staff Determination letter on May 14, 2007, indicating that the Company is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14). The Determination letter relates to an additional deficiency under NASDAQ's rules resulting from the delayed filing of the Company's Form 10-Q for the quarter ended March 31, 2007.

      The Company had received NASDAQ Staff Determination letters on August 14, 2006, November 10, 2006 and March 2, 2007, indicating that the Company was not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14) due to the delay in the filing of its Forms 10-Q for the fiscal quarters ended June 30, 2006 and September 30, 2006 and its Form 10-K for the fiscal year ended December 31, 2006.

      As previously announced, the NASDAQ Listing and Hearing Review Council has granted Sonus Networks an exception to demonstrate compliance with the NASDAQ Global Select Market's continued listing requirements until June 26, 2007. The Company, accordingly, has until June 26, 2007 to file its restated and delayed financial reports.

      About Sonus Networks

      Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

      This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q dated May 8, 2006, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company's announced review of its historical stock option grants and accounting, including the impact on the Company's financial statements or results, any tax liabilities or penalties, the Company's inability to timely report with the Securities and Exchange Commission, whether the Company will file its required SEC reports by June 26, 2007 and remain listed on the NASDAQ Global Select Market, regulatory actions or litigation arising out of the review or any restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

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      Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

      For more information, please contact:

      Investor Relations:               Media Relations:
      Jocelyn Philbrook                 Sarah McAuley
      978-614-8672                      978-614-8745
      jphilbrook@sonusnet.com           smcauley@sonusnet.com

SOURCE Sonus Networks, Inc.
      -0-                                       05/17/2007
      /CONTACT: Investor Relations, Jocelyn Philbrook, +1-978-614-8672, jphilbrook@sonusnet.com; or Media Relations, Sarah McAuley, +1-978-614-8745, smcauley@sonusnet.com, both of onus Networks, Inc./
      /Web site: http://www.sonusnet.com /